Exhibit 10.2

AMENDMENT #2 TO THE KRONOS INCORPORATED

2002 STOCK INCENTIVE PLAN

The Kronos Incorporated 2002 Stock Incentive Plan, as amended and restated (the “2002 Plan”), is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the 2002 Plan):

1.	Section 8(a) of the 2002 Plan is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or an amount in cash equal to the fair market value of the shares of Common Stock, as determined by the Board, to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”). (Restricted Stock and Restricted Stock Units are referred to herein as a “Restricted Stock Award”).”

2.	Section 11(g) of the 2002 Plan is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(g) Acceleration. Notwithstanding the provisions of Sections 5(d), 7(b)(2), 8(c) and 9, the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

3.	Section 13(c)(3)(b) of the 2002 Plan is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event):

(i) except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions or restrictions on each subsequent vesting date. In addition, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation; and

(ii) under the terms of which holders of Common Stock will receive upon consummation thereof the Acquisition Price, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Unit or any other agreement between a Participant and the Company, the Board may provide that all outstanding Restricted Stock Units shall terminate upon consummation of such Change in Control Event and that each Participant shall receive, in exchange therefor, a cash payment equal to (i) the product of (A) the number of shares of Common Stock subject to such Restricted Stock Unit prior to the consummation of the Change in Control Event and (B) the Acquisition Price, plus the value of any deemed dividend equivalents accrued but unpaid with respect to such Restricted Stock Units (less any amounts required to be withheld under any applicable law).”

4.	Section 14 of the 2002 Plan is hereby amended by adding a new subsection (g) which shall read as follows:

“The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.”

Except as aforesaid, the 2002 Plan shall remain in full force and effect.

Approved by the Board of Directors on March 22, 2007